Exhibit 31.3

CERTIFICATION

I, Sunandan Ray, certify that:

1.	I have reviewed this amendment no. 1 on Form 10-K/A to the annual report on Form 10-K of Unique Logistics International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: September 22, 2023	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer
(Principal Executive Officer)